AGREEMENT AND PLAN OF REORGANIZATION
                                       OF
                                 PROMO TEL, INC.

THIS AGREEMENT AND PLAN OR REORGANIZATION ("Agreement") is made and entered into between and among the designated parties as of the latest of the respective execution dates listed in the execution section below.

                                    RECITALS

WHEREAS, Promo Tel, Inc. is a Nevada corporation ("Promo Tel") presently engaged in the telecommunications industry through the marketing and distribution of pre-paid telephone calling cards and other telecommunication products and services; and

WHEREAS, Promo Tel, Inc. and a group of persons and entities ("Transferor(s)"), with knowledge, expertise, tangible property, intellectual property, trade secrets, contractual rights, and interests in ongoing business operations all involved in or related to the telecommunications industry ("Subject Properties"), have originated a plan of acquisition and development program for Promo Tel ("Development Program") under which Promo Tel would acquire the Subject Properties in exchange for Shares of Promo Tel's Common Stock under the Agreement in a corporate reorganization ("Reorganization") which would constitute a nontaxable property exchange under the provisions of Section 351 of the Internal Revenue Code; and

WHEREAS, as part of the Development Program the Common Stock of Promo Tel will be registered under the Section 12(g) of the Securities Exchange Act of 1934 and qualified for trading in the over-the-counter market; and

WHEREAS, Promo Tel and the Transferors desire to enter into the Agreement pursuant to which the Transferors will transfer and assign to Promo Tel the Subject Property in exchange for Shares of Promo Tel's Common Stock;

NOW THEREFORE, in consideration of the foregoing and the mutual promises and convenants set forth herein IT HAS BEEN AND IT HEREBY IS AGREED as follows:

1. Mutual Agreement to Transfer Property and to Issue Stock. Each of the Transferors hereby agrees to transfer, convey and assign to Promo Tel their respective interests in the Subject Property as hereinafter identified in exchange for the specified number of Shares of Promo Tel's Common Stock which Promo Tel hereby agrees to issue and deliver to the Transferors. The exchange of the assignments of the Subject Property and the Promo Tel Common Stock shall take place at the Closing of the Agreement.

2. Identification of Transferors and Interests in Subject Property and Specification of Promo Tel Common Stock to be Issued. The identification of the Transferors, a description of their respective interests in the Subject Property to be conveyed to Promo Tel and the number of Shares of Promo Tel's Common Stock to be issued to each Transferor is as follows:

      A. Transferor Carolyn J. Alvarado. Transferor Carolyn J. Alvarado of Long Beach, New York will transfer, convey and assign to Promo Tel the Subject Property described in Exhibit A to the Agreement in exchange for 2,250,000 shares of Promo Tel's Common Stock.

      B. Transferor Ronald D. Anderson Sr. Transferor Ronald D. Anderson. Sr. will transfer, convey and assign to Promo Tel all right, title and interest in and to the Subject Property described in Exhibit B to the Agreement and (iv) all of its right, title and interest in and to the Subject Property described on exhibit B to the Agreement, all in exchange for 2,250,000 shares of Promo Tel's Common Stock.

      C. Transferor Bayway, Ltd. Transferor Bayway, Ltd. will transfer, convey and assign to Promo Tel all of its right, title and interest in and to the Subject Property described in Exhibit C to the Agreement in exchange for 1,750,000 shares of Promo Tel's Common Stock;

      D. Transferor CLST, Ltd. Transferor CLST, Ltd. will transfer, convey and assign to Promo Tel all of its right, title and interest in and to the Subject Property described in Exhibit C to the Agreement in exchange for 1,750,000 shares of Promo Tel's Common Stock;

      E. Transferor Frank C. Magliato. Transferor Frank C. Magliato will transfer, convey and assign to Promo Tel all of his rights, title and interest in and to the Subject Property described in Exhibit C, in exchange for 3,500,000 shares of Promo Tel's Common Stock;

      F. Transferor Meylan, Ltd. Transferor Meylan, Ltd. will transfer, convey and assign to Promo Tel all of its right, title and interest in and to the Subject Property described in Exhibit C to the Agreement in exchange for 1,750,000 shares of Promo Tel's Common Stock;

      G. Transferor Lori Ann Perri. Transferor Lori Ann Perri will transfer, convey and assign to Promo Tel all of her rights, title and interest in and to the Subject Property described in Exhibit C to the Agreement in exchange for 350,000 shares of Promo Tel's Common Stock;

      H. Transferor Public Access Telephone Company, Inc. Transferor Public Access Telephone Company, Inc. will transfer, convey and assign to Promo Tel all of the rights, title and interest in and to the Subject Property described in Exhibit C to the Agreement in exchange for 1,750,000 shares of Promo Tel's Common Stock;

      I. Transferor Diego Roca. Transferor Diego Roca will transfer, convey and assign to Promo Tel all of his right, title and interest in and to the Subject Property described in Exhibit C to the Agreement in exchange for 300,000 shares of Promo Tel's Common Stock;

      J. Transferor Gary P. Stukes. Transferor Gary P. Stukes will transfer, convey and assign to Promo Tel all of its right, title and interest in and to the Subject Property described in Exhibit C to the Agreement in exchange for 150,000 shares of Promo Tel's Common Stock;

      K. Transferor Telecorp Holdings, Inc. Transferor Telecorp Holdings, Inc. will transfer, convey and assign to Promo Tel all of its right, title and interest in and to the Subject Property described in Exhibit A to the Agreement in exchange for 2,500,000 shares of Promo Tel's Common Stock;

      L. Transferor Total Tech, Ltd. Transferor Total Tech, Ltd. will transfer, convey, and assign to Promo Tel all of its right, title and interest in and to the Subject Property described in Exhibit A to the Agreement in exchange for 1,750,000 shares of Promo Tel's Common Stock;

      M. Transferor Michael H. Wirpel. Transferor Michael H. Wirpel will transfer, convey and assign to Promo Tel all of its right, title and interest in and to the Subject Property described in Exhibit C to the Agreement in exchange for 125,000 shares of Promo Tel's Common Stock.

All of the above described property interests to be acquired by Promo Tel shall constitute Subject Property as defined herein.

3. General Representation of Transferors. Each of the Transferors hereby represents and warrants to Promo Tel and each of the other Transferors that: (a) each Transferor has good and marketable title to the interest(s) in the Subject Property being conveyed to Promo Tel by that Transferor (b) each Transferor will convey the above listed interest(s) in the Subject Property to

Promo Tel free and clear of all encumbrances; (c) each Transferor is the sole owner of the interest(s) in the Subject Property being conveyed hereunder and no other person or entity will have an interest in or to the Common Stock of Promo Tel to be received hereunder; and (d) each Transferor will execute and deliver to Promo Tel such documentation evidencing the conveyance of the interest(s) in the Subject Property in such form as counsel for Promo Tel may reasonably require.

4. General Representation of Promo Tel. Promo Tel hereby represents and warrants that: (a) it is a Nevada corporation in good standing; (b) it is in the process of qualifying to do business in the states where its business so requires; (c) its present authorized capital Stock consists of 100,000,000 Shares of $.001 par value Common Stock and 1,000,000 Shares of $.001 par value Preferred Stock; (d) as of the date of the Agreement there are no Shares of its Preferred Stock outstanding and there are no outstanding options or other rights to acquire any Shares of Promo Tel's Preferred; (e) as of April 1, 1996 it had outstanding 13,354,249 Shares of its Common Stock and is committed to issue an additional 5,000,000 Shares of Common Stock in conversion of payment of promissory notes aggregating $500,000 (these notes were issued for $500,000 in cash) at $0.10 per share; therefor (f) other than as set out in 4(e) there are no outstanding options or other rights to acquire any Shares of Promo Tel's Common Stock except for Shares to be issued pursuant to the Agreement; (g) prior to July of 1995 Promo Tel was in a dormant state and since that time it has engaged in active operations involving the marketing and distribution of prepaid telephone cards and other telecommunications products and services; (h) during the period from August 1, 1995 through December 31, 1995 its gross revenues from operations was approximately $6,800,000; and (i) during the period from August 15, 1995 to December 31, 1995 it has received $1,000,000 in investment capital, $500,000 from the sale of 5,000,000 Shares of its Common Stock and $500,000 for promissory notes (which will be converted into 5,000,000 Shares of Common Stock), substantially all of which has been expended in its operations in its efforts in the Development Program. Promo Tel further agrees and warrants that as of the closing date it will not have outstanding any of its capital Stock or rights to acquire such Stock other than as described in this paragraph 4.

5. Transferors' Investment Representations. Each Transferor hereby acknowledges, represents and/or agrees that: (a) the Transferor is acquiring all Shares of Common Stock of Promo Tel to be issued under the Agreement ("Common Stock") for the Transferor's own account for investment and not with a view to distribution;
(b) the sale or transfer of the Common Stock or any interest therein is severely restricted; (c) the sale of the Shares of Common Stock hereunder has not been registered under the Securities Act of 1933 or the securities law of any other jurisdiction; (d) the Shares of Common Stock cannot be sold or transferred by a Transferor or any other person or entity unless they are subsequently registered under applicable laws or an exemption from registration is available; (e) Promo Tel is not required to register the Shares of Common Stock or to make any exemption from registration available accordingly, Subscriber must bear the economic risk of his investment for an indefinite period of time; and (f) Promo Tel may cause the following legend or one similar thereto to be set forth on each certificate representing the Common Stock.

"The Shares represented by this Certificate have not been registered under the Securities Act of 1933 ("Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The Shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

6. Promo Tel's Development Program. The Development Program of Promo Tel includes, (a) the acquisition of the Subject Property from the Transferors under the Agreement; (b) the expansion of Promo Tel's present activities; (c) the development of a new business involving the sale of products and service which will enable the users of personal computers to avail themselves of communications on the Internet through satellite communications and the development of other telecommunication services and products utilizing the Subject Property; (e) the registration of Promo Tel's Common Stock under Section 12(g) of the Securities Exchange Act of 1934, and the qualification of its Common Stock for trading in the over-the-counter market. Promo Tel and the Transferors agree that they will use their best efforts and due diligence to carry out the Promo Tel Development Program.

7. Speculative Nature of Investment. The Transferors each hereby acknowledge that they understand that an investment in the Common Stock of Promo Tel is speculative and subject to a high degree of risk and that they have reviewed the risk factor involved in the investment including: (a) that the success of the Promo Tel Development Program is dependent upon Promo Tel's acquisition of substantial amounts of additional cash to finance its operations of which there is no assurance; (b) Promo Tel will face significant actual and potential competition, much of which will be from organizations with established businesses, reputations and greater capital and personnel resources than Promo Tel; (c) a substantial portion of the present and proposed business of Promo Tel is highly volatile in nature and there is no assurance they will be able to expand or retain their present level of activities; (d) the proposed sale of products and service to owners of personal computers for communicating on the Internet Promo Tel will be developing a new business involving new technology and/or new uses for existing technology and an investment in such a new venture is inherently speculative; (e) Promo Tel has not conducted or received any definite study of the potential market acceptance of proposed personal computer
- Internet business, and thus, has no assurance of its market acceptance even if Promo Tel is successful in its development; (f) the exchange ratios for the issuance of Promo Tel's Common Stock for the Subject Property has been determined by negotiations between the Transferors and Promo Tel and were not based upon any specific recognized criteria or value; (g) it is not now possible to definitely determine the price at which Promo Tel will be able to raise the necessary additional working capital for the Development Program. Accordingly, a Transferor faces a risk of future dilution in the value of the investment as well as a risk of loss of the Transferred Subject Property if sufficient additional capital does not become available; and (h) the telecommunications industry is subject To a substantial degree of government regulation and future changes in the regulation could adversely affect the operations of Promo Tel.

8. Closing of the Reorganization. The Closing Date shall be such time and date and the closing shall be held at such place as the parties mutually agree; but in the absence of such Agreement shall be held at the offices of Promo Tel at 10:00 AM (local time) on April ___, 1996. At the Closing (a) the Transferors will deliver to Promo Tel all certificates, assignments and other documents which may be necessary and appropriate to transfer and convey the interest in the Subject Property as listed in paragraph 2 of the Agreement, all in Form and substance reasonably satisfactorily to counsel for Promo Tel; and (b) Promo Tel shall deliver to the Transferors certificates evidencing the Shares of Promo Tel's Common Stock to be issued to the Transferors pursuant to paragraph 2 of the Agreement together with such other documents. If any which may be necessary and appropriate to accomplish the delivery of the Common Stock all in form and substance reasonable satisfactory to the Transferors or their counsel.

9. Conditions to Promo Tel's Obligations to Close. All obligations of Promo Tel to be performed at the Closing are subject to the fulfillment, prior to or at the Closing, of each of the conditions hereinafter set forth in this. Nothing in this shall limit or restrict any rights or remedies which Promo Tel may have by reason of any misrepresentation, breach of warranty or non fulfillment of any convenant. Agreement or obligation by the Transferors under or pursuant to this Agreement. These conditions to the performance by Promo Tel of its obligations are.

A. The representations and warranties of the Transferors Agreement or in writing, certificate, schedule, exhibit, statement, list, report, instrument or other document furnished or delivered to Promo Tel pursuant to the terms hereof shall be materially true and correct and as of the Closing as fully as if such representations and warrants had been made of given at the Closing.

B. The Transferors of at least the Subject Property listed in sub-paragraphs 2A, B, C, D, E, F, K and L shall be willing and able to complete the transfers of that Subject Property at the Closing. If any of the other Transferors of the Subject Property listed in Paragraph 2 is or are not willing and able to complete the transfer of their Subject Property Promo Tel shall be obligated to complete the reorganization without the participation of the non-complying Transferor(s) provided the Reorganization would then still qualify as a nontaxable exchange under Section 351 of the Internal Revenue Code;

C. The Transferors shall have performed and complied with all covenants and conditions required by the Agreement to be performed or complied with by them prior to or at the Closing;

D. Promo Tel shall have received from the Transferors at or prior to the Closing, all of the certificates, assignments and other documents required to be delivered pursuant to paragraph 9 hereof;

E. No event shall have occurred prior to the Closing, including without limitation, loss of or damage to any of the Subject Property which in the reasonable judgment of Promo Tel, materially and adversely affects the value of the Subject Property whether or not any such event is covered by insurance;

F. No action or proceeding by any person, entity administrative agency or public authority shall be pending or threatened against any Part hereto, to restrain, prohibit or nullify the consummation of the transactions contemplated herein, or wherein an unfavorable judgment, decree or order would prevent or make unlawful the fulfillment of this Agreement or performance thereunder; and

G. The Transferors shall have obtained in writing all requisite consents from third parties with respect to the sale, conveyance, transfer, or assignment of the Subject Property hereunder.

10. Conditions to the Transferor's Obligations to Close. All obligations of the Transferors to be performed at the Closing are subject to the fulfillment, prior to or at the Closing, of each of the conditions hereinafter set forth in this paragraph 11. Nothing in this paragraph 11 shall limit or restrict any rights or remedies which the Transferors may have by reason of any misrepresentation, breach of warrant or non fulfillment of any covenant by Promo Tel under this Agreement. These conditions or the performance by the Transferors of their obligations are:

A. The representations and warranties of Promo Tel contained in this Agreement or in any writing, certificate, schedule, exhibit, statement, list report, instrument or other document furnished or delivered to ITD or Shareholders pursuant to the terms of this Agreement shall be true at and as of the Closing as fully as if such representations and warrants had been made or given at the Closing;

B. The Transferors of at least the Subject Property listed in sub-paragraphs 2A, B, C, D, E, F, K and L shall be willing and able to complete the transfers of that Subject Property at the Closing. If any of the other Transferors of the Subject Property listed in Paragraph 2 is or are not willing and able to complete the transfer of their Subject Property Promo Tel shall be obligated to complete the reorganization without the participation or the non-complying Transferor(s) provided the Reorganization would then still qualify as a nontaxable exchange under Section 351 of the Internal Revenue Code;

C. Promo Tel shall have performed and complied with Agreements and conditions required by this Agreement to be performed or complied with by Promo Tel prior to or at the Closing;

D. The Transferors shall have received from Promo Tel, at or prior to the Closing, all of the certificates, instruments and other documents required to be delivered pursuant to paragraph 9 hereof.

E. The execution and delivery of this Agreement by Promo Tel, and the performance of its convenants and obligations under it, shall have been duly authorized by all necessary corporate action;

F. No event shall have occurred prior to the Closing, including, without limitation, loss of or damage to any of the assets of Promo Tel which, in the reasonable judgment the Transferors, materially and adversely affects the value of Promo Tel and or the business thereof, whether or not such event is covered by insurance; and

G. No action or proceeding by any person, entity, administrative agency or public authority shall be pending or threatened against any Part hereto, to restrain, prohibit or nullify the consummation of the transactions contemplated herein, or wherein an unfavorable judgment, decree or order would prevent or make unlawful the fulfillment of this Agreement or performance hereunder.

11. Mutual Indemnification. The parties agree that the following mutual indemnification provision shall apply:

A. The Transferors shall jointly severally, defend, indemnity and hold Prom Tel harmless from, against and in respect of any and all claims, demands, lawsuits, proceeding, losses, assessments, fines, penalties, administrative orders, obligations, costs, expenses, liabilities and damages, including interest, penalties and reasonable attorney's fees (all of the foregoing hereinafter referred to collectively as the ("Claims"), which arise or result from related to the Transferors breach of, or failure to perform, any of their representations, warranties, covenants, commitments Agreements or obligations under this Agreement or in any writing, certificate, exhibit, schedule, statement, list, report, instrument, or other document furnished or delivered to Promo Tel in connection with this Agreement (including, without limitation, any misrepresentation in, or omission from, this Agreement or any writing, certificate, exhibit, schedule, statement, list report to Promo Tel in connection with this Agreement; and

B. Promo Tel shall jointly severally, defend, indemnify and hold Prom Tel harmless from, against and in respect of any and all claims, demands, lawsuits, proceeding, losses, assessments, fines, penalties, administrative orders, obligations, costs, expenses, liabilities and damages, including interest, penalties and reasonable attorney's fees (all of the foregoing hereinafter referred to collectively as the ("Claims"), which arise or result from related to the Transferors breach of, or failure to perform, any of their representations, warranties, covenants, commitments Agreements or obligations under this Agreement or in any writing, certificate, exhibit, schedule, statement, list, report, instrument, or other document furnished or delivered to Promo Tel in connection with this Agreement (including, without limitation, any misrepresentation in, or omission from, this Agreement or any writing, certificate, exhibit, schedule, statement, list report to Promo Tel in connection with this Agreement; and

12. Arbitration Promo Tel and each of the Transferor agree to provide the other with written notice of any claimed breach of the Agreement. The party receiving the notice of alleged breach shall have five days to cure the breach. If after the 30 days no resolution has been achieved the involved parties shall arbitrate the dispute utilizing the services and Rules and Regulation of the American Arbitrator Association.

13. Execution. The Agreement may be executed in counter parts and each or such counterparts have for all purposes be deemed to be an original altogether only one (1) Agreement. The Effective date hereof shall be the date of the last necessary signature hereto.

14. Notices. All notices required to be given thereunder relating to the Agreement shall be in writing and shall be deemed to have been duly given on the date of receipt if sent by overnight delivery to the Part to whom notice is to be given, and property addressed, to the other parties at the address set forth opposite their execution of the Agreement below. Any Party may at any time direct in writing that all communications or particular communications or particular types of communications be delivered to a different address or addressee other than those specified herein by notifying the other Parties in the manner prescribed herein for the giving of notice.

15. Assignment. This Agreement shall inure to the benefit of and be binding on the Transferors. Promo Tel and their respective successors, assigns, legal representatives and heirs. This Agreement shall not be assigned by any Transferor without the prior written consent of Promo Tel. Any attempted assignment without such consent shall be void.

16. Entirety and Amendments. The Agreement constitutes the entire contract. Agreement and understanding of the parties. The Agreement may only be amended in writing executed by the parties.

17. Law. The Agreement shall be governed by and construed under the laws of Colorado.

18. Taxation. It is the intent and understanding of the parties that the transaction will constitute a "nontaxable exchange of property" under the provisions of Section 351 of the Internal Revenue Code. Promo Tel and the Transferors agree to each take such action as reasonably necessary to carry out this understanding.

In witness whereof, the parties to the Agreement have duly executed it as of the respective dates set forth below.

Dated: April 22, 1996                          Promo Tel, Inc.
Address:
Promo Tel, Inc.
500 Fifth Avenue, Suite 424                    By: /s/ Frank Magliato
New York, NY 10110                                 -----------------------------
                                               Frank Magliato, President

Dated: April___,1996                           Carolyn J. Alvarado
Address:
257 West Olive Street
Long Beach, NY 11561                           By: /s/ Carolyn J. Alvarado
                                                   -----------------------------
                                               Carolyn J. Alvarado

Dated: April 22,1996                           Ronald D Anderson, Sr.
Address:
Ronald D. Anderson Sr.
Anderson Engineering                           By: /s/ Ronald Anderson
120 Lakeview Court                                ------------------------------
Jackson, MI 39213                              Ronald D. Anderson, Sr.

Dated: April _____,1996                        Bayway, Ltd.
Address:
Cynthia Dell
Bayway, Ltd.                                   By: /s/ Cynthia Dell
500 Fifth Avenue, Suite                            -----------------------------
New York, NY 10110                             Cynthia Dell

14. Notices. All notices required to be given thereunder relating to the Agreement shall be in writing and shall be deemed to have been duly given on the date of receipt if sent by overnight delivery to the Part to whom notice is to be given, and property addressed, to the other parties at the address set forth opposite their execution of the Agreement below. Any Party may at any time direct in writing that all communications or particular communications or particular types of communications be delivered to a different address or addressee other than those specified herein by notifying the other Parties in the manner prescribed herein for the giving of notice.

15. Assignment. This Agreement shall inure to the benefit of and be binding on the Transferors. Promo Tel and their respective successors, assigns, legal representatives and heirs. This Agreement shall not be assigned by any Transferor without the prior written consent of Promo Tel. Any attempted assignment without such consent shall be void.

16. Entirety and Amendments. The Agreement constitutes the entire contract. Agreement and understanding of the parties. The Agreement may only be amended in writing executed by the parties.

17. Law. The Agreement shall be governed by and construed under the laws of Colorado.

18. Taxation. It is the intent and understanding of the parties that the transaction will constitute a "nontaxable exchange of property" under the provisions of Section 351 of the Internal Revenue Code. Promo Tel and the Transferors agree to each take such action as reasonably necessary to carry out this understanding.

In witness whereof, the parties to the Agreement have duly executed it as of the respective dates set forth below.

Dated: April 22, 1996                          Promo Tel, Inc.
Address:
Promo Tel, Inc.
500 Fifth Avenue, Suite 424                    By: /s/ Frank Magliato
New York, NY 10110                                 -----------------------------
                                               Frank Magliato, President

Dated: April 22, 1996                          Carolyn J. Alvarado
Address:
257 West Olive Street
Long Beach, NY 11561                           By: /s/ Carolyn Alvarado
                                                   -----------------------------
                                               Carolyn J. Alvarado

Dated: April 22,1996                           Ronald D Anderson, Sr.
Address:
Ronald D. Anderson Sr.
Anderson Engineering                           By: /s/ Ronald D. Anderson, Sr.
120 Lakeview Court                                ------------------------------
Jackson, MI 39213                              Ronald D. Anderson, Sr.

Dated: April 22, 1996                          Bayway, Ltd.
Address:
Cynthia Dell
Bayway, Ltd.                                   By: /s/ Cynthia Dell
500 Fifth Avenue, Suite                            -----------------------------
New York, NY 10110                             Cynthia Dell

Dated: April 22, 1996                          CLST, Ltd.
Address:
Robert Oosterwyk
C/O Promo Tel, Inc.                            By: /s/ Robert Oosterwyk
CLST, Ltd.                                         -----------------------------
500 Fifth Avenue, Suite 424                    Robert  Oosterwyk
New York, NY 10110

Dated: April 22, 1996                          Frank Magliato
Address:
Frank Magliato
Promo Tel, Inc.                                By: /s/ Frank Magliato
500 Fifth Avenue, Suite 424                        -----------------------------
New York, NY 10110                             Frank Magliato

Dated: April 23, 1996                          Meylan, Ltd.
Address:
John V. Broadbent
Meylan. Ltd.                                   By: /s/ John Broadbent
C/O Promo Tel, Inc.                                -----------------------------
500 Fifth Avenue, Suite 424                    John V. Broadbent
New York, NY 10110

Dated: April 23, 1996                          Lori Ann Perri
Address:
Lori Ann Perri
Promo Tel, Inc.                                By: /s/ Lori Ann Perri
500 Fifth Avenue, Suite 424                        -----------------------------
New York, NY 10110                             Lori Ann Perri

Dated: April 22, 1996                          Public Access Telephone Company,
Address:                                       Inc.
Stephen Saunders, President
Public Access Telephone Company, Inc.
3507 North Central Avenue, Suite 503           By:
Phoenix, AZ 85012                                  /s/ Stephen Saunders
                                                   -----------------------------
                                               Stephen Saunders, President

Dated: April 22, 1996                          Diego Roca
Address:
Diego Roca
Promo Tel, Inc.                                By: /s/ Diego Roca
500 Fifth Avenue, Suite 424                        -----------------------------
New York, NY 10110                             Diego Roca

Dated: April 22, 1996                          CLST, Ltd.
Address:
Robert Oosterwyk
C/O Promo Tel, Inc.                            By: /s/ Robert Oosterwyk
CLST, Ltd.                                         -----------------------------
500 Fifth Avenue, Suite 424                    Robert Oosterwyk
New York, NY 10110

Dated: April 22, 1996                          Frank Magliato
Address:
Frank Magliato
Promo Tel, Inc.                                By: /s/ Frank Magliato
500 Fifth Avenue, Suite 424                        -----------------------------
New York, NY 10110                             Frank Magliato

Dated: April 23, 1996                          Meylan, Ltd.
Address:
John V. Broadbent
Meylan. Ltd.                                   By: /s/ John V. Broadbent
C/O Promo Tel, Inc.                                -----------------------------
500 Fifth Avenue, Suite 424                    John V. Broadbent
New York, NY 10110

Dated: April 23, 1996                          Lori Ann Perri
Address:
Lori Ann Perri
Promo Tel, Inc.                                By: /s/ Lori Ann Perri
500 Fifth Avenue, Suite 424                        -----------------------------
New York, NY 10110                             Lori Ann Perri

Dated: April 22,1996                           Public Access Telephone Company,
Address:                                       Inc.
Stephen Saunders, President
Public Access Telephone Company, Inc.
3507 North Central Avenue, Suite 503           By:
Phoenix, AZ 85012                                  /s/ Stephen Saunders
                                                   -----------------------------
                                               Stephen Saunders, President

Dated: April 22, 1996                          Diego Roca
Address:
Diego Roca
Promo Tel, Inc.                                By: /s/ Diego Roca
500 Fifth Avenue, Suite 424                        -----------------------------
New York, NY 10110                             Diego Roca

Dated: April 22, 1996                          Telecorp Holdings, Inc.
Address:
Frank Magliato, President
Telecorp Holdings, Inc.                        By: /s/ Frank Magliato
C/O Promo Tel, Inc.                                -----------------------------
500 Fifth Avenue, Suite 424                    Frank Magliato
New York, NY 10110

Dated: April 23, 1996                          Total Tech, Ltd.
Address:
Simon K. Hearn
Total Tech, Ltd.                               By: /s/ Simon K. Hearn
C/O Promo Tel, Inc.                                -----------------------------
500 Fifth Avenue, Suite 424                    Simon K. Hearn
New York, NY 10110

                                    EXHIBIT A

                                       TO
                      AGREEMENT AND PLAN OF REORGANIZATION
                                       OF
                                 PROMOTEL, INC.

        SUBJECT: PROPERTY OF CAROLYN J. ALVARADO, TELECORP FUNDING, INC.
                               AND TOTAL TECH LTD.

      The Subject Property to be conveyed to PromoTel, Inc. pursuant to the Agreement under subparagraphs 2A, K and L by Transferors Carolyn J. Alvarado, Telecorp Holdings, Inc. and Total Tech, Ltd. shall consist of all of his right, title, and interest in and to the intellectual and intangible properties described below, including without limitation, all customers, data bases, concepts, idea, trade secrets, designs, drawings, copyrights, (and/or rights to apply therefore), research data and any other documentation relating to the following electronic and telecommunication devices projects and concepts; and

      Transferor hereby relinquishes and grants to PromoTel, Inc. any and all rights, title or interest that Transferor may have, may possess, or may become legally entitled to in the property hereinbelow described and assigned by Transferor to PromoTel, Inc. Transferor warrants and specifies that it has all rights title and interest in the property hereinbelow described, and that the transfer thereof to PromoTel violates no federal, state, or other laws, but that the property belongs exclusively and solely to Transferor. Transferor agrees to hold PromoTel, Inc. harmless and free and clear of any and all legal attacks upon the property assigned by Transferor to PromoTel as hereinbelow described.

      a. trade secrets, knowledge, customer bases, data bases, contacts and sales programs for the sale of long distance prepaid telephone debit cards; and

      b. trade secrets, knowledge, customer bases, data bases, contacts and sales programs for the sale of other products in the telecommunications industry

The above list is complete and accurate.


Dated: April 22, 1996                          /s/ Carolyn J. Alvarado
                                           ----------------------------------
                                                   Carolyn J. Alvarado


Dated: April 22, 1996                          /s/ Frank Magliato
                                           ----------------------------------
                                                 Telecorp Holdings, Inc.


Dated: April 23, 1996                          /s/ Simon K. Hearn
                                           ----------------------------------
                                                     Total Tech Ltd.

                                   EXHIBIT B
                                       TO
                      AGREEMENT AND PLAN OF REORGANIZATION
                                       OF
                                 PROMOTEL, INC.

                   SUBJECT: PROPERTY OF RONALD D. ANDERSON, SR.

      The Subject Property to be conveyed to PromoTel, Inc. pursuant to the Agreement under subparagraph 2.8 by Transferor Ronald D. Anderson, Sr., shall consist of all of his right, title, and interest in and to the intellectual and intangible properties described below, including without limitation, all concepts, idea, trade secrets, designs, drawings, copyrights, patented materials (and/or rights to apply therefore), research data and any other documentation relating to the following electronic and telecommunication devices projects and concepts:

      Transferor hereby relinquishes and grants to PromoTel, Inc. any and all rights, title or interest that Transferor may have, may possess, or may become legally entitled to in the property hereinbelow described and assigned by Transferor to PromoTel, Inc. Transferor warrants and specifies that it has all rights title and interest in the property hereinbelow described, and that the transfer thereof to PromoTel violates no federal, state, or other laws, but that the property belongs exclusively and solely to Transferor. Transferor agrees to hold PromoTel, Inc. harmless and free and clear of any and all legal attacks upon the property assigned by Transferor to PromoTel as hereinbelow described:

      a. Internet Tunneling and Alternate Routing for Third Party Destination Information

      b. Alternate routing and Internet Origination and Termination of Primary Call

      c.    Alternate routing for Multimedia to Third Party Destination

      d. Alternate routing for Multimedia Organization and Termination of Primary Information Requests

      e. Transmitting Packet Data-TCP/IP for Internet Alternate Routing to Satellite Uplink

      f.    Design for Satellite Use of Transponder Internet Services

      g. Design for Internet Services Via Alternate Sources to Hughes Turbo Internet

      h.    Design for Hughes Network Gateway Servers as Tunneling Servers for
            Uplink

      i. Compression of TCP/IP Packet Internet Services for Uplink Loading on Galaxy 4 Transponder


      j. Redesign of Hughes Network Services, DirecPC Primary Installation Software

      k.    Redesign of Auto Install for DirecPC Software and Windows 3.1

      l.    Redesign of Auto Install for DirecPC Software and Windows 3.11

      m.    Redesign of Auto Install for DirecPC Software and Windows 95

      n.    Redesign Application of DirecPC Software

      o.    Redesign Application of DirecPC NDIS Driver for Windows

      p. National Internet Service for Applications to Universities and Educational Facilities

      q.    National Internet Service for 1-800 Access

      r.    National Internet Services for Local Access

The above list is complete and accurate

Date: April 23, 1996                          /s/ Ronald D. Anderson, Sr.
                                           ----------------------------------
                                                 Ronald D Anderson, Sr.

                                    EXHIBIT C
                                       TO
                      AGREEMENT AND PLAN OF REORGANIZATION
                                       OF
                                 PROMOTEL, INC.

      The Subject Property to be conveyed to Promo Tel, Inc. pursuant to the Agreement under subparagraph 2 C, D, E, F, G. I, J and M shall consist of all of their right, title and interest in and to the intellectual and intangible properties described below, including without limitation, all concepts, idea, trade secrets, designs, drawings, copyrights, (and/or rights to apply therefore), research data and any other documentation relating to the following electronic and telecommunication devices projects and concepts; and

      Transferor hereby relinquishes and grants to PromoTel, Inc. any and all rights, title or interest that Transferor may have, may possess, or may become legally entitled to in the property hereinbelow described and assigned by Transferor to PromoTel, Inc. transferor warrants and specifies that it has all rights, title and interest in the property hereinbelow described, and that the transfer thereof to PromoTel violates no federal, state or other laws, but that the property belongs exclusively and solely to Transferor. Transferor agrees to hold PromoTel, Inc. harmless and free and clear of any and all legal attacks upon the property assigned by Transferor to Promo as hereinbelow described:

      Trade secrets, knowledge, customer bases, data bases, contacts and sales programs for:

      a.) sale of long distance services - switched and dedicated and/or

      b.) sale of 800 services - switched and dedicated and/or

      c.) sale of prepaid telephone card products and/or

      d.) distribution of prepaid telephone cards through wholesale channels and/or

      e.) sale of carrier services and/or

      f.) distribution of telecommunications products through network marketing programs and/or

      g.) sale of alternate access - local loop bypass and/or

      h.) sale of interactive voice response products and/or

      i.) sale of satellite uplink/downlink products for international origination and termination and/or

      j.) sale of promotional telecommunications products and/or

      k.) sale of printing and graphic services for telephone card products and/or

      l.) marketing campaigns for telecommunications hardware and software and/or

      m.) public relation and marketing campaigns for telecommunications companies and/or

      n.) investment banking for telecommunications companies and/or

      o.) corporate financing for telecommunications companies and/or

      p.) developing business plans and strategies for telecommunications companies and/or

      q.) filing federal and state tariffs for telecommunications services

The above list is complete and accurate.


Dated: April 23, 1996                             /s/ Cynthia Dell
                                           ----------------------------------
                                                     Bayway Ltd.


Dated: April ____, 1996                          /s/ Robert Oosterwyk
                                           ----------------------------------
                                                     CLIST, Ltd.

Dated: April 22, 1996                              /s/ Frank Magliato
                                           ----------------------------------
                                                      Frank Magliato


Dated: April 23, 1996                             /s/ John V. Broadbent
                                           ----------------------------------
                                                       Meylan, Ltd.


Dated: April 23, 1996                             /s/ Lori Ann Perri
                                           ----------------------------------
                                                       Lori Perri


Dated: April 22, 1996                               /s/ Diego Roca
                                           ----------------------------------
                                                       Diego Roca


Dated: April __, 1996
                                           ----------------------------------
                                                       Gary Stukes


Dated: April ___, 1996
                                           ----------------------------------
                                                      Michael Wirpel

                                 MUTUAL RELEASE

      THIS MUTUAL RELEASE between and among DigiTEC 2000, Inc., a Nevada Corporation formerly known as PromoTEL, Inc. ("DigiTEC") and Frank C. Magliato ("Magliato") (the business address of DigiTEC and Magliato is 500 Fifth Avenue, Suite 424, New York, New York 10110) and "ROA" a New Jersey Corporation and Gary
P. Stukes ("Stukes") (The business address of ROA and Stukes is 61 Winay Terrace, Long Valley, New Jersey 07853) has been executed by them on the dates set forth below opposite their signatures and becomes effective on the latest such execution date.

                                    RECITALS

      WHEREAS, Stukes was formerly associated with DigiTEC as an officer and director and during that association contemplated transferring certain assets to DigiTEC for stock and/or options to purchase stock, and

      WHEREAS, the contemplated asset transfer by Stukes was not and is not to be concluded, and

      WHEREAS, the associates between Stukes and DigiTEC has been terminated and parties have agreed to mutually release each other from any and all claims or liabilities between themselves;

      NOW THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained herein, IT HAS BEEN AND IT HEREBY IS AGREED as follows:

      1. DigiTEC and Magliato hereby, individually and jointly release and relinquish any and all claims, rights and choses in action, now known or unknown, which they have or may have against Stukes and/or ROA, including. but without 1imitation of this Release, any such claims, rights or choses in action relating to the proposed transfer of assets by Stukes to DigiTEC set forth above.

      2. Stukes and ROA hereby release and relinquish any and all claims, individually and jointly release and relinquish any and all claims, rights and choses in action, now known or unknown, which they have or may have against DigiTEC and/or Magliato, including, but without limitation of this Release, any such claims, rights or choses in action relating to the proposed transfer of assets by Stukes to DigiTEC set forth above.

      3. DigiTEC agrees that it will not issue or file with the Internal Revenue Service any form 1099 indicating that Stukes or ROA received any income from DigiTEC for any stock, stock options, or similar items. DigiTEC further agrees to defend or indemnify Stukes or ROA from any additional income taxes assessed against either of them for any stock, stock options, or similar items from DigiTEC, including any professional fees paid to contest such additional taxation assessment.

      4. Stukes and ROA consent and agree that DigiTEC may cancel and void any stock certificate or stock option which may have been prepared in contemplation of the completion of the proposed asset transfer from Stukes to DigiTEC

      5. This release shall be binding upon the parties hereto, their assigns, heirs or legal representatives.

      IN WITNESS WHEREOF, this Release has been executed by the parties (in the case of the corporate parties by their duly authorized officers) on the dates set forth below.

                                             DigiTEC 2000, Inc.


Dated December 13, 1996                      By /s/ Frank C. Magliato
                                                --------------------------------
                                                 Frank C. Magliato, President


Dated December 13, 1996                      By /s/ Frank C. Magliato
                                                --------------------------------
                                                 Frank C. Magliato, Individually

                                             ROA


Dated December 13, 1996                      By /s/ Gary P. Stukes
                                                --------------------------------
                                                 Gary P. Stukes, President


Dated December 13, 1996                        By /s/ Gary P. Stukes
                                                --------------------------------
                                                   Gary P. Stukes, Individually

                                    AMENDMENT

                                       TO

                      AGREEMENT AND PLAN OF REORGANIZATION

                                       OF

                                 PROMOTEL, INC.

      THIS AMENDMENT to the Agreement and Plan of Reorganization between PromoTel, Inc. ("PromoTel") and the other parties designated as "Transferor(s)" therein (PromoTel and the Transferors are hereinafter the "Parties") dated April 23, 1996 (which agreement as originally executed is hereinafter referred to as the "Original Agreement" and as modified by this amendment is hereinafter referred to as the "Amended Agreement") is hereby amended and modified as set forth below pursuant to the consent and agreement of the parties evidenced by their execution hereof.

                                    RECITALS

      WHEREAS, under the Original Agreement the Transferors conveyed and assigned to PromoTel the Subject Property for which the Transferors were to receive the respective numbers of shares of the Common Stock of PromoTel specified therein in a transaction designed to constitute a non-taxable exchange under Section 351 of the Internal Revenue Code; and

      WHEREAS, the Parties have been advised that if the transaction is completed as provided in the Original Agreement PromoTel and/or certain of the Transferors will or may incur material detrimental accounting and/or financial consequences; and

      WHEREAS, the Parties desire to enter into this Amendment to the Agreement to modify the consideration to be given to the Transferors by PromoTel in exchange for the Subject Property:

      NOW THEREFORE, in consideration of the foregoing, the mutual promises and covenants contained herein and the execution hereof by the respective Parties, IT HAS BEEN AND IT HEREBY IS AGREED as follows:

      1. Designation of Group A Transferors. Transferors Bayway, Ltd., CLST, Ltd., Meylan, Ltd., Public Access Telephone Company, Inc., Telecorp Holdings, Inc., and Total Tech, Ltd. are hereby designated as the "Group A Transferor(s)".

      2. Designation of Group B Transferors. Transferors Carolyn J. Alvarado, Ronald D. Anderson, Sr., Frank C. Magliato, Lori Ann Perri, Diego Roca, Gary P. Stukes, and Michael H. Wirpel are hereby designed as the "Group B
Transferor(s)".

      3. Change of Consideration to Transferors. It is agreed that instead of receiving shares of the Common Stock of PromoTel as specified in the Original Agreement, the Transferors shall receive options to purchase shares of the Common Stock of PromoTel as follows; Transferors shall receive an option to purchase one and one-quarter shares for each share they would have received under the Original Agreement.

      4. Options. The options to be issued to the Group A Transferors shall have an exercise price of $.25 per share and those to be issued to the Group B Transferors shall have an exercise price of $2.20 per share (110% of the market value of the shares on April 23, 1996.) Except for the exercise price and the registration rights set forth in Paragraph 5 below, all options to be issued to the Transferors shall be issued on the same terms and conditions which are as follows: (a) the options shall be for a term of five years commencing April 23, 1996; (b) the options may be exercised in whole or in part during their term;
(c) the options are callable by PromoTel upon 30 days written notice at a call price of $.10 for each option to purchase one share of PromoTels common stock;
(d) both the options and the shares to be issued thereunder upon exercise shall be acquired as "restricted securities" under the Securities Act of 1933 and subject to the Transferors' investment representations set forth in Paragraph 5 of the Original Agreement; (e) the options shall contain the usual and customary anti-dilution provisions; (f) all references in the Amended Agreement to the Common Stock of PromoTel are to such as of April 23, 1996; and (g) the form of options, the number of shares covered thereby and these exercise prices which are issued and delivered to the Transferors shall be adjusted to reflect any recapitalization of PromoTel which may have occurred since April 23, 1996.

      5. Registration Rights. The Parties agree that the options to purchase shares of Common Stock of PromoTel to be issued to the Transferors shall contain the appropriate and customary language granting to the Transferors rights to the registration of the sale of the Common Stock underlying the options under the Securities Act of 1933, as amended ("1933 Act"), as follows:

      A. Group A Transferors. At any time after October 23, 1997, the holders of the options to purchase a majority of the shares underlying the options issued to the Group A Transferors and/or shares already purchased pursuant thereto shall have a one-time right to demand that PromoTel file an appropriate Registration Statement with the Securities and Exchange Commission under the 1933 Act with respect to the sale of the shares underlying the options issued to the Group A Transferors at PromoTel's cost and expense; and

      B. Group B Transferors. PromoTel agrees that once its Common Stock has been registered under Section 12(g) of the Securities Exchange Act of 1934, it will file a

Registration Statement on the appropriate form with the Securities and Exchange Commission to register the sale of the shares of the Common Stock of PromoTel underlying the options to be issued to the Group B Transferors and to keep such Registration Statement effective as long as reasonably necessary.

      6. Taxation Reimbursement. PromoTel agrees that it will be responsible to pay or to reimburse the Transferors for the amount of their respective income tax liability, if any, for accepting the options under the Amended Agreement instead of the shares of common stock under the original agreement.

      7. Status of Origina1 Agreement. Except as changed or modified herein and with this deletion of Paragraph 18 thereof, the Original Agreement remains in full force and effect.

      8. Cooperation. The Parties hereby agree to cooperate fully with each other to complete the actions necessary to enable PromoTel to issue and deliver to the Transferors the stock options provided for herein, including the return by the Transferors to PromoTel any stock certificates which may have been issued under the Original Agreement.

IN WITNESS WHEREOF, the Parties to the Amended Agreement have duly executed it as of the respective dates set forth below.

Dated: December 15, 1996.                    PromoTel, Inc.


                                                 By /s/ Frank C. Magliato
                                                    ----------------------------
                                                       Frank C. Magliato
                                                       President

Dated: December 15, 1996.                    Carolyn J. Alvarado


                                                    ----------------------------

Dated: December 15, 1996.                    Ronald D. Anderson, Sr.


                                                   /s/ Ronald D. Anderson, Sr.
                                                   -----------------------------